Exhibit 10.3

EXECUTION VERSION

FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of April 19, 2016, among Flowers Foods, Inc., a Georgia corporation (the “Borrower”), the Lenders party hereto, Deutsche Bank AG New York Branch, as administrative agent (the “Administrative Agent”), the Swingline Lender and Issuing Lender. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Credit Agreement referred to below, as amended by this Amendment. References to Sections or Schedules are references to Sections of, or Schedules to, the Credit Agreement, as applicable, unless otherwise stated.

RECITALS

WHEREAS, the parties hereto are parties to a Credit Agreement, dated as of October 24, 2003 (as amended and restated as of May 20, 2011, and as further amended, modified and/or supplemented to, but not including, the date hereof, the “Credit Agreement”), among the Borrower, the Lenders party thereto, the Administrative Agent, the Swingline Lender and Issuing Lender; and

WHEREAS, the parties hereto desire to amend the Credit Agreement pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments and Agreements With Respect to the Credit Agreement.

(a) Section 1.01 of the Credit Agreement is hereby amended by deleting the text “a Lender Default exists” appearing in clause (b) thereof and inserting the text “there is a Defaulting Lender” in lieu thereof.

(b) Section 1.15 of the Credit Agreement is hereby restated in its entirety as follows:

“Section 1.15 Defaulting Lenders.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and in Section 13.12;

(ii) Any payment of principal, interest, fees (including all Fees) or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 10 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 13.02 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender or Swingline Lender hereunder; third, to enter into (x) Letter of Credit Back-Stop Arrangements in respect of such Defaulting Lender’s Percentage of Letter of Credit Outstandings and (y) Swingline Back-Stop Arrangements in respect of such Defaulting Lender’s Percentage of all Swingline Loan Exposure; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) enter into Letter of Credit Back-Stop Arrangements in respect of such Defaulting Lender’s Percentage of future Letter of Credits issued under this agreement; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lenders or Swingline Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Unpaid Drawings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 6 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Unpaid Drawings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Unpaid Drawings owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit and Swingline Loans are held by the Lenders pro rata in accordance with their Commitments without giving effect to Section 1.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to enter into Back-Stop Arrangements pursuant to this Section 1.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;

(iii) (A) the Borrower shall not be required to pay (x) any Facility Fee to such Defaulting Lender pursuant to Section 3.01(a) and (y) any fees to such Defaulting Lender pursuant to Section 3.01(b) with respect to such Defaulting Lender’s Letter of Credit Exposure;

(B) if the Letter of Credit Exposure or Swingline Loan Exposure of the Non-Defaulting Lenders is reallocated pursuant to Section 1.15(a)(iv) below, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to Section 1.15(a)(iv) below, (y) pay to each Issuing Lender and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s Letter of Credit Exposure or Swingline Lender’s Swingline Loan Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee;

(iv) All or any part of such Defaulting Lender’s participation in Letters of Credit and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Percentages but only to the extent that such reallocation does not cause the Individual Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 13.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation; and

(v) If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) within two Business Days following notice by the Administrative Agent, first, prepay Swingline Loans in an amount equal to the Swingline Lenders’ Swingline Loan Exposure and (y) within two Business Days following notice by the Administrative Agent second, enter into Letter of Credit Back-Stop Arrangements in respect of the Issuing Lenders’ Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (iv) above); and

(b) If the Borrower, the Administrative Agent, the Swingline Lender and each Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Back-Stop Arrangements), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 1.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) So long as any Lender is a Defaulting Lender, (x) the Swingline Lender shall not be required to fund any Swingline Loans and (y) no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that 100% of the related Letter of Credit Exposure and Swingline Loan Exposure is fully covered or eliminated by any combination of the following: (i) the Letter of Credit Exposure and Swingline Loan Exposure of such Defaulting Lender is reallocated, as to outstanding Letters of Credit and Swingline Loans, to the Non-Defaulting Lenders as provided in Section 1.15(a)(iv) above and (ii) without limiting the provisions of clause (a)(v) above, the Borrower has entered into Letter of Credit Back-Stop Arrangements or Swingline Back-Stop Arrangements, as applicable, in respect of such Letter of Credit or Swingline Loan in an amount at least equal to the aggregate amount of the unreallocated obligations (contingent or otherwise) of such Defaulting Lender in respect of such Letter of Credit or Swingline Loan.”

(c) Section 2.03 of the Credit Agreement is hereby amended by deleting the text “a Lender Default exists” appearing in clause (b) thereof and inserting the text “there is a Defaulting Lender” in lieu thereof.

(d) Section 3.01 of the Credit Agreement is hereby amended by deleting the period (“.”) appearing at the end of clause (a) thereof and inserting the following text in lieu thereof:

“; provided that in connection with any reallocation pursuant to Section 1.15, Non-Defaulting Lenders shall be paid the Facility Fee that would otherwise have been payable in respect of the relevant Defaulting Lenders’ participation in Letter of Credit Outstandings or Swingline Loans that has been reallocated to such Non-Defaulting Lenders.”

(e) Section 4.01(a) of the Credit Agreement is hereby amended by (i) inserting the text “subject to Section 1.15,” immediately following the text “among such Revolving Loans, provided that,” appearing therein and (ii) deleting the text “at the Borrowers’ election” and inserting the text “at the Borrower’s election” in lieu thereof.

(f) Section 4.02 of the Credit Agreement is hereby amended by (i) renumbering clause (b) therein (and all references to such clause) as clause (c), (ii) renumbering clause (c) therein (and all references to such clause) as clause (d) and (iii) inserting new Section 4.02(b) immediately following Section 4.02(a) of the Credit Agreement as follows:

“At any time that there shall exist a Defaulting Lender, within two Business Days following the written request of the Administrative Agent or any Issuing Lender (with a copy to the Administrative Agent) the Borrower shall enter into Letter of Credit Back-Stop Arrangements in respect of such Defaulting Lender’s Percentage of Letter of Credit Outstandings (determined after giving effect to Section 1.15(a)(iv) and any existing Letter of Credit Back-Stop Arrangements provided by such Defaulting Lender) in an amount not less than 100% of the amount equal to such Defaulting Lender’s Percentage of Letter of Credit Outstandings. Notwithstanding anything to the contrary contained in this Agreement, Letter of Credit Back-Stop Arrangements provided under this Section 4.02(b) or Section 1.15 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit (including, as to Letter of Credit Back-Stop Arrangements provided by a Defaulting Lender, any interest accrued on such obligation) for which the Letter of Credit Back-Stop Arrangement was so provided, prior to any other application of such property as may otherwise be provided for herein.”

(g) Section 7.08 of the Credit Agreement is hereby amended by inserting new Section 7.08(c) immediately following Section 7.08(b) of the Credit Agreement as follows:

“(c) The Borrower will not request any Borrowing, and the Borrower shall not, directly or indirectly, use or otherwise make available to its Subsidiaries or its or their respective directors, officers and employees the proceeds of any Borrowing to fund any activities or business of or with any Sanctioned Person, or in any Sanctioned Country, or in any manner that would result in the violation of any Sanctions required to be observed by any party hereto. No part of the proceeds of any Loan will be used, directly or indirectly, to provide anything of value to any officer or employee of a foreign (non-U.S.) governmental entity or authority, any foreign (non-U.S.) political party, any officer or employee of a foreign (non-U.S.) political party, any candidate for foreign (non-U.S.) political office, any officer or employee of an international organization, and any officer or employee of a foreign (non-U.S.) government or state-owned or controlled entity (collectively referred to as “Foreign Official”), to obtain, retain, or direct business, secure any improper advantage, or influence any act or decision within the scope of that Foreign Official’s lawful duty, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or the UK Bribery Act 2010.”

(h) Section 7.15 of the Credit Agreement is hereby restated in its entirety as follows:

“Section 7.15 Sanctions.

(a) Neither the Borrower nor any of its Subsidiaries nor, to the knowledge of the Borrower, any of their respective directors, officers or employees, nor, to the knowledge of the Borrower, any agent of the Borrower acting on behalf of the Borrower, is in violation of any Sanctions or the USA Patriot Act. Neither the Borrower nor any of its Subsidiaries nor, to the knowledge of the Borrower, any of their respective directors, officers or employees nor, to the knowledge of the Borrower, any agent of the Borrower or any of its Subsidiaries acting on behalf of the Borrower or any of its Subsidiaries, as the case may be, is a Sanctioned Person.

(b) Neither the Borrower nor any of its Subsidiaries nor, to the knowledge of the Borrower, any of their respective directors, officers or employees nor, to the knowledge of the Borrower, any agent of the Borrower or any of its Subsidiaries acting on behalf of the Borrower or any of its respective Subsidiaries, as the case may be, (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of a Sanctioned Person, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property to the extent prohibited by Sanctions or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Sanctions or the USA Patriot Act.”

(i) Section 7 of the Credit Agreement is hereby amended by inserting new Section 7.20 immediately following Section 7.19 of the Credit Agreement as follows:

“Section 7.20 Anti-Corruption; Etc. To the best of Borrower’s knowledge, neither Borrower nor any of its Subsidiaries, or their respective directors, officers, employees, agents, or representatives or any other persons acting on their behalf have, in the course of their actions for, or on behalf of Borrower or its Subsidiaries in the past five years, directly or indirectly, taken any action that violates in any material respect any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption laws.”

(j) Section 8.10(a) of the Credit Agreement is hereby restated in its entirety as follows:

“Notwithstanding anything to the contrary contained herein (including, for the avoidance of doubt, Section 5.06) (but subject to the provisions of the following proviso), the Subsidiaries Guaranty shall be required to be maintained hereunder only to the extent that, and for so long as, subsidiary guarantees granted to the lenders (x) under the 2013 Term Loan Credit Agreement, (y) under the 2016 Term Loan Credit Agreement or (z) under any refinancing of such Term Loan Agreements are in effect (and, unless the provisions of the following proviso are then in effect, each Credit Party which is a party to the Subsidiaries Guaranty shall be released therefrom (and the Administrative Agent shall, upon the Borrower’s request and at the Borrower’s sole cost and expense (and is hereby instructed by the Lenders to), execute and deliver such documents as are reasonably necessary to effect such release) upon the release of such

Credit Party from any subsidiary guarantees relating to such Term Loan Agreements or any such refinancing thereof); provided further that, notwithstanding the forgoing, in the event that (x) the Debt Rating falls below both Baa3 from Moody’s and BBB- from S&P, (y) the Borrower fails (for any reason) to obtain and maintain a Debt Rating from both Moody’s and S&P or (z) (1) the Debt Rating falls below either Baa3 from Moody’s or BBB- from S&P and (2) the Borrower fails (for any reason) to obtain and maintain a Debt Rating from either Moody’s or S&P then, following any such event described in preceding clauses (x), (y) or (z), the Borrower shall promptly (and in any event within 30 days following such event) deliver to the Administrative Agent (i) a schedule that sets forth the correct legal name of each Subsidiary of the Borrower, the direct and indirect (if any) owner of each such Subsidiary and whether each such Subsidiary is a Wholly-Owned Domestic Subsidiary and (ii) a Subsidiaries Guaranty duly authorized, executed and delivered by each Subsidiary of the Borrower required to be a Subsidiary Guarantor on the Restatement Effective Date and under Section 8.10(b).”

(k) Section 9.02(b) of the Credit Agreement is hereby amended by deleting the text “other” appearing in clause (D) thereof and inserting the text “otherwise” in lieu thereof.

(l) Section 9.07 of the Credit Agreement is hereby restated in its entirety as follows:

“Section 9.07 Maximum Leverage Ratio. The Borrower will not permit the Leverage Ratio at any time to be greater than 3.75:1.00.”

(m) The definitions of “Applicable Facility Fee Percentage” and “Applicable Margin” appearing in Section 11.01 of the Credit Agreement are hereby amended by deleting the final row of the pricing table appearing therein and inserting the following in lieu thereof:

Greater than 2.75:1.00 but less than or equal to 3.25:1.00	0.50%	1.50%	0.25%

Greater than 3.25:1.00	0.75%	1.75%	0.50%

(n) The definition of “Code” appearing in Section 11.01 of the Credit Agreement is hereby restated in its entirety as follows:

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(o) The definition of “Defaulting Lender” appearing in Section 11.01 of the Credit Agreement is hereby restated in its entirety as follows:

“Defaulting Lender” shall mean, subject to Section 1.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lender, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Issuing Lender or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a governmental authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 1.15(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Lender, the Swingline Lender and each Lender.

(p) The definition of “Eurodollar Rate” appearing in Section 11.01 of the Credit Agreement is hereby restated in its entirety as follows:

“Eurodollar Rate” shall mean with respect to each Interest Period for a Eurodollar Loan, (i) (a) the rate per annum determined by the Administrative Agent at approximately

11:00 a.m. (London time) on the date that is 2 Business Days prior to the commencement of such Interest Period by reference to the offered rate which appears on the page of the Reuters Screen which displays an average ICE Benchmark Administration Interest Settlement Rate (or successor thereto) (such page currently being the LIBOR01 page) for deposits (for delivery on the first day of such period) with a term equivalent to such Interest Period in Dollars, or (b) in the event the rate referenced in the preceding sub-clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is 2 Business Days prior to the commencement of such Interest Period by reference to the offered rate on such other page or other service which displays an average ICE Benchmark Administration Interest Settlement Rate (or successor thereto) for deposits (for delivery on the first day of such period) with a term equivalent to such Interest Period in Dollars, or (c) in the event the rates referenced in the preceding sub-clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent at which the Administrative Agent could borrow funds in the London interbank market at approximately 11:00 a.m. (London time) on the date that is 2 Business Days prior to the commencement of such Interest Period, were it to do so by asking for and then accepting offers in Dollars of amounts in same day funds comparable to the principal amount of the applicable Eurodollar Loan for which the Eurodollar Rate is then being determined and with maturities comparable to such Interest Period, divided by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided that if such rate is below zero, the Eurodollar Rate shall be deemed to be zero.

(q) The definition of “FATCA” appearing in Section 11.01 of the Credit Agreement is hereby restated in its entirety as follows:

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing and any law or regulation adopted pursuant to any such intergovernmental agreement.

(r) The definition of “Federal Funds Rate” appearing in Section 11.01 of the Credit Agreement is hereby restated in its entirety as follows:

“Federal Funds Rate” shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day;

provided that if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day or, if such rate is not so published for any day which is a Business Day, the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to DBNY on such day on such transactions as determined by the Administrative Agent; provided that if such rate is below zero, the Federal Funds Rate shall be deemed to be zero.

(s) Section 11.01 of the Credit Agreement is hereby amended by deleting the definition of “Lender Default” in its entirety.

(t) Section 11.01 of the Credit Agreement is hereby amended by inserting in the appropriate alphabetical order the following new definitions:

“2013 Term Loan Credit Agreement” shall mean that certain Credit Agreement, dated as of August 5, 2013, among Flowers Foods, Inc., the lenders party thereto, Bank of America, N.A., Coöperatieve Centrale Raiffeisen-Boerenleenbank, B.A., “Rabobank International”, New York Branch and Branch Banking & Trust Company, as co-documentation agents, Suntrust Bank, as syndication agent, and Deutsche Bank AG New York Branch, as administrative agent (as amended, restated, supplemented and/or otherwise modified from time to time).

“2016 Term Loan Credit Agreement” shall mean that certain Credit Agreement, dated as of April 19, 2016, among Flowers Foods, Inc., the lenders party thereto, Deutsche Bank AG New York Branch, as administrative agent, and the other parties party thereto (as amended, restated, supplemented and/or otherwise modified from time to time).

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Fifth Amendment Effective Date” shall mean April 19, 2016.

“Foreign Official” shall have the meaning provided in Section 7.08(c).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”) or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (as of the Fifth Amendment Effective Date, the Crimea region, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated or blocked Persons maintained by OFAC, the U.S. Department of State, or by the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, (b) any Person organized or resident in a Sanctioned Country where doing business with such Person would be in violation of any applicable Sanctions law required to be observed or (c) any Person owned or controlled by any such Person referred to in preceding clauses (a) or (b).

“Term Loan Agreements” means the 2013 Term Loan Credit Agreement and the 2016 Term Loan Credit Agreement.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(u) Section 12.09 of the Credit Agreement is hereby amended by deleting the period (“.”) appearing at the end of clause (a) thereof and inserting the following text in lieu thereof:

“; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender.”

(v) Section 12.09 of the Credit Agreement is hereby amended by (i) renumbering clause (b) therein (and all references to such clause) as clause (c), (ii) renumbering clause (c) therein (and all references to such clause) as clause (d), (iii) renumbering clause (d) therein (and all references to such clause) as clause (e), (iv) renumbering clause (e) therein (and all references to such clause) as clause (f), (v) renumbering clause (f) therein (and all references to such clause) as clause (g) and (vi) inserting new Section 12.09(b) immediately following Section 12.09(a) of the Credit Agreement as follows:

“If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 15 Business Days (or such earlier day as shall be agreed by the Required Lenders), then such removal shall nonetheless become effective in accordance with such notice on such 15th Business Day following receipt of such notice (or such earlier date agreed by the Required Lenders, as applicable).”

(w) Section 13.02 of the Credit Agreement is hereby amended by deleting the period (“.”) appearing at the end thereof and inserting the following text in lieu thereof:

“; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 1.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.”

(x) Section 13.04 of the Credit Agreement is hereby amended by (i) renumbering clause (c) therein (and all references to such clause) as clause (d) and (ii) inserting new Section 13.04(c) immediately following Section 13.04(b) of the Credit Agreement as follows:

“In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Lender, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) such Defaulting Lender’s full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with such Defaulting Lender’s Percentage; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.”

(y) Section 13.14 of the Credit Agreement is hereby amended by (i) deleting the text “above” and inserting the text “in this Section 13.14” in lieu thereof and (ii) inserting the text “in law” immediately following the text “resulting from changes” appearing therein.

(z) Section 13.17 of the Credit Agreement is hereby restated in its entirety as follows:

“The Administrative Agent, acting solely for purposes of this Section 13.17 as agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption Agreement delivered to it and a register (the “Register”) on which it will record the names and addresses of the Lenders, the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender and the principal amounts (and stated interest) owing to each Lender. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower’s obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Revolving Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Revolving Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Revolving Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Revolving Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Revolving Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Revolving Loan, and thereupon one or more new Revolving Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The registration of any provision of Incremental Revolving Loan Commitments pursuant to Sections 1.14 shall be recorded by the Administrative Agent on the Register only upon the acceptance of the Administrative Agent of a properly executed and delivered Incremental Revolving Loan Commitment Agreement. Coincident with the delivery of such Incremental Revolving Loan Commitment Agreement for acceptance and registration of the provision of an Incremental Revolving Loan Commitment, or as soon thereafter as practicable, new Revolving Notes, as the case may be, shall be issued to the respective Incremental RL Lender at the request of such Incremental RL Lender.”

(aa) Section 13 of the Credit Agreement is hereby amended by inserting new Section 13.21 immediately following Section 13.20 of the Credit Agreement as follows:

“13.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”

(bb) Exhibit D-1 through Exhibit D-4 of the Credit Agreement are hereby amended by replacing all references in each Exhibit to “IRS Form W-8BEN” with references to “IRS Form W-8BEN or W-8BEN-E, as applicable.”

(cc) Notwithstanding anything to the contrary in this Amendment or the Credit Agreement, all accrued and unpaid interest and Facility Fees with respect to the Revolving Loans extended, and Commitments in existence, prior to the Fifth Amendment Effective Date shall be calculated at the rates set forth in the definition of “Applicable Margin” and “Applicable Facility Fee Percentage” without giving effect to the Fifth Amendment.

2. Conditions Precedent to Effectiveness. This Amendment shall become effective on April 19, 2016 (the “Fifth Amendment Effective Date”), if each of the following conditions shall have been satisfied on or prior to such date; provided that if the following conditions are not satisfied by April 19, 2016, this Amendment shall not become effective and shall be of no force or effect with respect to the Credit Agreement:

(i) the Borrower, the Administrative Agent, each Issuing Lender and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile, pdf or other electronic transmission) the same to the Administrative Agent;

(ii) the Administrative Agent shall have received a favorable customary legal opinion of Jones Day, counsel to the Credit Parties, addressed to the Administrative Agent and each of the Lenders party to the Credit Agreement on the Fifth Amendment Effective Date and dated the Fifth Amendment Effective Date covering such matters incidental to this Amendment and the transactions contemplated hereby as the Administrative Agent may reasonably request;

(iii) the Administrative Agent shall have received (A) true and complete copies of resolutions of the board of directors of the Borrower approving and authorizing the execution, delivery and performance of the Credit Agreement and the Credit Documents, in each case as modified by this Amendment, certified as of the Fifth Amendment Effective Date by an Authorized Representative and attested to by another Authorized Representative of the Borrower as being in full force and effect without modification or amendment and (B) good standing certificates for the Borrower from the jurisdiction in which the Borrower is organized;

(iv) all of the representations and warranties made pursuant to Section 3 hereof shall be true and correct in all material respects on the Fifth Amendment Effective Date, both before and after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the Fifth Amendment Effective Date (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such specified date);

(v) since January 2, 2016, nothing shall have occurred (and neither the Administrative Agent nor the Required Lenders shall have become aware of any facts or conditions not previously known) which the Administrative Agent or the Required Lenders shall determine has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(vi) no litigation by any entity (private or governmental) shall be pending or threatened in writing with respect to the Credit Agreement, any other Credit Document or any other documentation executed in connection herewith and therewith or the transactions contemplated hereby and thereby, or which the Administrative Agent shall determine has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(vii) the Borrower shall have paid all reasonable and documented out-of-pocket expenses of the Administrative Agent required to be paid or reimbursed pursuant to Section 13.01 of the Credit Agreement, including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent;

(viii) substantially simultaneously with the Fifth Amendment Effective Date, (x) that certain Second Amendment to Credit Agreement in respect of the 2013 Credit Agreement, dated of even date herewith, and (y) the 2016 Term Loan Credit Agreement, dated of even date herewith, in each case, in form and substance reasonably satisfactory to the Administrative Agent, shall have become effective pursuant to their respective terms; and

(ix) the Administrative Agent shall have received such other documents, information or agreements regarding the Borrower as the Administrative Agent shall reasonably request.

3. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that, as of the date of and after giving effect to this Amendment:

(a) the execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of the Borrower;

(b) this Amendment is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and to general principles of equity;

(c) all of the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on the Fifth Amendment Effective Date, both before and after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the Fifth Amendment Effective Date (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such specified date);

(d) no Default or Event of Default has occurred and is continuing;

(e) the Credit Agreement and all other Credit Documents are and remain legal, valid, binding and enforceable obligations in accordance with the terms thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and to general principles of equity; and

(f) this Amendment (i) does not require, and will not conflict with, any order, consent, approval, license, authorization or validation of, or filing, recording or registration with or exemption by, any governmental or public body or authority, or subdivision thereof, (ii) will not violate any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (iii) will not conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the material properties or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject and (iv) will not violate any provision of the Certificate or Articles of Incorporation or By-Laws (or equivalent organizational documents) of the Borrower or its Subsidiaries.

4. General Provisions.

(a) Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b) Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic transmission shall have the same effect as delivery of a manually executed counterpart of this Amendment.

(c) Severability. Any provision hereof which is held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without rendering the remaining provisions hereof invalid, illegal or unenforceable in such jurisdiction and without affecting the validity, legality or enforceability of any provision in any other jurisdiction.

(d) Successors; Assignment. The terms of this Amendment shall be binding upon, and shall inure for the benefit of, the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of each Lender.

(e) Effect on Credit Documents. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to receive consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances.

(f) Reference to Amendment. On and after the Fifth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Credit Document shall be deemed a reference to the Credit Agreement as modified hereby. This Amendment shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first set forth above.

FLOWERS FOODS, INC.

By:	/s/ R. Steve Kinsey
Name: R. Steve Kinsey
Title: Executive Vice President and Chief Financial Officer

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent, Swingline Lender, Issuing Lender, and a Lender

By:	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Director

By:	/s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

SIGNATURE PAGE TO THE FIFTH AMENDMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, TO THE AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF APRIL 5, 2013 (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED AND/OR OTHERWISE MODIFIED THROUGH THE DATE FIRST ABOVE WRITTEN), AMONG FLOWERS FOODS, INC., THE VARIOUS LENDERS PARTY THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

Bank of America, N.A.

By:	/s/ J. Casey Cosgrove
Name: J. Casey Cosgrove
Title: Director

SIGNATURE PAGE TO THE FIFTH AMENDMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, TO THE AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF APRIL 5, 2013 (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED AND/OR OTHERWISE MODIFIED THROUGH THE DATE FIRST ABOVE WRITTEN), AMONG FLOWERS FOODS, INC., THE VARIOUS LENDERS PARTY THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

Branch Banking and Trust Company

By:	/s/ Bradley B. Sands
Name: Bradley B. Sands
Title: Assistant Vice President

SIGNATURE PAGE TO THE FIFTH AMENDMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, TO THE AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF APRIL 5, 2013 (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED AND/OR OTHERWISE MODIFIED THROUGH THE DATE FIRST ABOVE WRITTEN), AMONG FLOWERS FOODS, INC., THE VARIOUS LENDERS PARTY THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

Coöpertieve Rabobank U.A., New York Branch

By:	/s/ Sarah Fleet
Name: Sarah Fleet
Title: Vice President

[If second signature line is necessary:]

By:	/s/ Michael T. Harder
Name: Michael T. Harder
Title: Executive Director

SIGNATURE PAGE TO THE FIFTH AMENDMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, TO THE AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF APRIL 5, 2013 (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED AND/OR OTHERWISE MODIFIED THROUGH THE DATE FIRST ABOVE WRITTEN), AMONG FLOWERS FOODS, INC., THE VARIOUS LENDERS PARTY THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

REGIONS BANK

By:	/s/ Ryan Hammack
Name: Ryan Hammack
Title: Vice President

SIGNATURE PAGE TO THE FIFTH AMENDMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, TO THE AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF APRIL 5, 2013 (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED AND/OR OTHERWISE MODIFIED THROUGH THE DATE FIRST ABOVE WRITTEN), AMONG FLOWERS FOODS, INC., THE VARIOUS LENDERS PARTY THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

PNC Bank, National Association

By:	/s/ Robb Hoover
Name: Robb Hoover
Title: Vice President

SIGNATURE PAGE TO THE FIFTH AMENDMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, TO THE AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF APRIL 5, 2013 (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED AND/OR OTHERWISE MODIFIED THROUGH THE DATE FIRST ABOVE WRITTEN), AMONG FLOWERS FOODS, INC., THE VARIOUS LENDERS PARTY THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

THE NORTHERN TRUST COMPANY

By:	/s/ Kimberly A. Crotty
Name: Kimberly A. Crotty
Title: Vice President

SIGNATURE PAGE TO THE FIFTH AMENDMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, TO THE AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF APRIL 5, 2013 (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED AND/OR OTHERWISE MODIFIED THROUGH THE DATE FIRST ABOVE WRITTEN), AMONG FLOWERS FOODS, INC., THE VARIOUS LENDERS PARTY THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

ROYAL BANK OF CANADA

By:	/s/ Anthony Pistilli
Name: Anthony Pistilli
Title: Authorized Signatory

SIGNATURE PAGE TO THE FIFTH AMENDMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, TO THE AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF APRIL 5, 2013 (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED AND/OR OTHERWISE MODIFIED THROUGH THE DATE FIRST ABOVE WRITTEN), AMONG FLOWERS FOODS, INC., THE VARIOUS LENDERS PARTY THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

WELLS FARGO BANK, N.A.

By:	/s/ Thomas Forsberg
Name: Thomas Forsberg
Title: Senior Vice President

SIGNATURE PAGE TO THE FIFTH AMENDMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, TO THE AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF APRIL 5, 2013 (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED AND/OR OTHERWISE MODIFIED THROUGH THE DATE FIRST ABOVE WRITTEN), AMONG FLOWERS FOODS, INC., THE VARIOUS LENDERS PARTY THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

SUNTRUST BANK, as Lender

By:	/s/ Carlos Cruz
Name: Carlos Cruz
Title: Vice President

SIGNATURE PAGE TO THE FIFTH AMENDMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, TO THE AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF APRIL 5, 2013 (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED AND/OR OTHERWISE MODIFIED THROUGH THE DATE FIRST ABOVE WRITTEN), AMONG FLOWERS FOODS, INC., THE VARIOUS LENDERS PARTY THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

AgFirst Farm Credit Bank

By:	/s/ Neda K. Beal
Name: Neda K. Beal
Title: Vice President

SIGNATURE PAGE TO THE FIFTH AMENDMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, TO THE AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF APRIL 5, 2013 (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED AND/OR OTHERWISE MODIFIED THROUGH THE DATE FIRST ABOVE WRITTEN), AMONG FLOWERS FOODS, INC., THE VARIOUS LENDERS PARTY THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

CoBank, ACB

By:	/s/ Zachary Carpenter
Name: Zachary Carpenter
Title: Vice President

SIGNATURE PAGE TO THE FIFTH AMENDMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, TO THE AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF APRIL 5, 2013 (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED AND/OR OTHERWISE MODIFIED THROUGH THE DATE FIRST ABOVE WRITTEN), AMONG FLOWERS FOODS, INC., THE VARIOUS LENDERS PARTY THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

Farm Credit Services of America, PCA

By:	/s/ Curt A. Brown
Name: Curt A. Brown
Title: Vice President

SIGNATURE PAGE TO THE FIFTH AMENDMENT, DATED AS OF THE DATE FIRST ABOVE WRITTEN, TO THE AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF APRIL 5, 2013 (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED AND/OR OTHERWISE MODIFIED THROUGH THE DATE FIRST ABOVE WRITTEN), AMONG FLOWERS FOODS, INC., THE VARIOUS LENDERS PARTY THERETO AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

GreenStone Farm Credit Services, ACA

By:	/s/ Shane Prichard
Name: Shane Prichard
Title: Lending Officer